                                                                      Exhibit 21



                              LIST OF SUBSIDIARIES
                                       OF
                REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC


Name of Company                                               Jurisdiction of Organization
---------------                                               ----------------------------
1.  Republic Technologies International, LLC                  Delaware
         (owned directly by Republic Technologies
         International Holdings, LLC)

2.  RTI Capital Corp.                                         Delaware
         (owned directly by Republic Technologies
         International, LLC)

3. Nimishillen & Tuscarawas, LLC                              Delaware
         (owned directly by Republic Technologies
         International, LLC)

4. Bliss & Laughlin, LLC                                      Delaware
         (owned directly by Republic Technologies
         International, LLC)

5. Canadian Drawn Steel Company, Inc.                         Canada
         (owned directly by Republic Technologies
         International, LLC)

6. Oberlin Insurance Company                                  Vermont
         (owned directly by Republic Technologies
         International, LLC)
